UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive

Suite 200

Chicago, Illinois 60606

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 13, 2008, Neutral Tandem, Inc. (the “Company”) entered into separate Joinder Agreements with Rian J. Wren, the Company’s President and Chief Executive Officer and Surendra Saboo, the Company’s Chief Operating Officer and Executive Vice President. Pursuant to each Joinder Agreement, Mr. Wren and Mr. Saboo became parties to the Second Amended and Restated Registration Rights Agreement dated as of February 2, 2006 (the “Registration Rights Agreement”), by and among the Company and the stockholders listed on the signature pages thereto, and are entitled to the benefit of, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as a stockholder thereunder.

The foregoing descriptions are qualified by the actual terms of the Registration Rights Agreement, which was filed as an exhibit to the Company’s Registration Statement on Form S-1 (Registration No. 333-140127), and each respective Joinder Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Joinder Agreement dated March 13, 2008 between the Company and Mr. Wren

10.2	Joinder Agreement dated March 13, 2008 between the Company and Mr. Saboo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

Date: March 13, 2008	/s/ Robert M. Junkroski
	Name:	Robert M. Junkroski
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Joinder Agreement dated March 13, 2008 between the Company and Mr. Wren

10.2	Joinder Agreement dated March 13, 2008 between the Company and Mr. Saboo

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